UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2025

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
As previously announced, on March 24, 2025, Western Alliance Bancorporation (the “Company”), its wholly owned subsidiary, Western Alliance Bank (“WAB”), and BW Real Estate, Inc., a real estate investment trust subsidiary of WAB (“BW”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives for the initial purchasers named therein (the “Purchasers”), pursuant to which, subject to the satisfaction of the conditions set forth therein, BW sold to the Purchasers 300,000 shares of BW’s 9.500% Fixed-Rate Reset Non-Cumulative Exchangeable Perpetual Series B Preferred Stock, no par value per share (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share.
On March 27, 2025, BW completed the issuance and sale of the Series B Preferred Stock. The terms of the Series B Preferred Stock are set forth in a certificate of designation (the “Certificate of Designation”) filed with the Secretary of State of the State of Nevada on March 25, 2025. Under the terms of the Series B Preferred Stock, the ability of BW to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any other stock ranking on parity with or junior to the Series B Preferred Stock is subject to certain restrictions in the event that BW does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series B Preferred Stock for the immediately preceding dividend period.
BW may, at its option and subject to any required regulatory approval, redeem the Series B Preferred Stock in whole or in part, from time to time, on any dividend payment date on or after March 30, 2030, or in whole but not in part, upon the occurrence of certain events, including a change in regulatory capital treatment. The Series B Preferred Stock is automatically exchangeable for newly issued 9.500% Fixed-Rate Reset Non-Cumulative Perpetual Series A Preferred Stock of WAB upon receipt of a directive from the Board of Governors of the Federal Reserve or any other appropriate federal regulatory authority upon the occurrence of certain specified exchange events. Holders of the Series B Preferred Stock have only nominal voting rights, other than in limited circumstances as set forth in the Certificate of Designation, including, without limitation, voting rights with respect to any amendment to BW’s certificate of incorporation that would be adverse to any of the rights, preferences or privileges of the Series B Preferred Stock.
The joint bookrunning managers for the offering of the Series B Preferred Stock were J.P. Morgan Securities LLC, MUFG Securities Americas Inc. and Keefe, Bruyette & Woods, Inc. The offering was made pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Act”), in accordance with Rule 144A and Regulation S under the Act.
The foregoing summary of the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

1.1
Purchase Agreement, dated March 24, 2025, by and among Western Alliance Bancorporation, Western Alliance Bank, and BW Real Estate, Inc., and J.P. Morgan Securities LLC and MUFG Securities Americas Inc., as representatives of the initial purchasers (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed March 25, 2025).

4.1
Certificate of Amendment to the BW Real Estate, Inc. Articles of Incorporation establishing the Certificate of Designation of the BW Real Estate Inc. 9.500% Fixed-Rate Reset Non-Cumulative Exchangeable Perpetual Series B Preferred Stock, dated March 25, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Interim Chief Executive Officer and
Executive Vice President and
Chief Financial Officer

Date:	March 27, 2025